                                                                     Exhibit 5.1

                               September 29, 2000

(212) 318-6077
                                                                     23062.68339

Lexington Corporate Properties Trust
355 Lexington Avenue
New York, NY 10017

Re:  Lexington Registration Statement on Form S-3

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Lexington Corporate Properties Trust, a Maryland real estate investment trust (the "Issuer"), in connection with the Issuer's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering by the Issuer of up to 500,000 common shares of beneficial interest, par value $.0001 per share (the "Shares"), pursuant to the Issuer's Dividend Reinvestment Plan (the "Dividend Reinvestment Plan").

     In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments of the Issuer as we have deemed necessary to form a basis for the opinion hereinafter expressed. In addition, we have reviewed such other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures, and the authority of all persons or entities signing all documents examined by us and (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Issuer.

     Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Shares, when issued and delivered in the manner set forth in the Registration Statement and in compliance with and pursuant to the Dividend Reinvestment Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to being named as counsel to the Issuer in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                      Very truly yours,


                                      /s/ Paul, Hastings, Janofsky & Walker
                                      ---------------------------------------
                                          Paul, Hastings, Janofsky & Walker









                          ADDITIONAL NEW YORK ADDRESS:
               75 EAST 55TH STREET, NEW YORK, NEW YORK 10022-3205